EXHIBIT 12

COMPUTATION OF RATIO OF INCOME FROM

CONTINUING OPERATIONS TO FIXED CHARGES

FOR NINE MONTHS ENDED SEPTEMBER 30,

(UNAUDITED)

(Dollars in millions)	2008	2007

Income from continuing operations before income taxes (1)	$10,924	$9,010

Add: Fixed charges, excluding capitalized interest	1,372	1,314

Income as adjusted before income taxes	$12,296	$10,324

Fixed charges:
Interest expense	$1,067	$989
Capitalized interest	11	6
Portion of rental expense representative of interest	305	325

Total fixed charges	$1,383	$1,320

Ratio of income from continuing operations to fixed charges	8.89	7.82

(1)          Income from continuing operations before income taxes excludes (a) amortization of capitalized interest and (b) the company’s share in the income and losses of less-than-fifty percent-owned affiliates.

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SEGMENT INFORMATION - ON CONTINUING OPERATIONS BASIS

(UNAUDITED)

	Global Services
	Global	Global
	Technology	Business	Systems and		Global	Total
(Dollars in millions)	Services	Services	Technology	Software	Financing	Segments
Three Months Ended September 30, 2008:

External revenue	$9,864	$4,900	$4,431	$5,249	$633	$25,077
Internal revenue	384	259	223	655	456	1,978
Total revenue	$10,248	$5,160	$4,654	$5,904	$1,090	$27,055
Pre-tax income	$1,189	$724	$283	$1,527	$349	$4,072

Revenue year-to-year change	7.9%	6.1%	(9.4)%	12.1%	12.3%	5.1%
Pre-tax income year-to-year change	15.6%	38.9%	(21.7)%	19.0%	3.2%	15.3%
Pre-tax income margin	11.6%	14.0%	6.1%	25.9%	32.0%	15.1%

Three Months Ended September 30, 2007:

External revenue	$9,093	$4,586	$4,898	$4,694	$623	$23,894
Internal revenue	408	276	236	571	348	1,838
Total revenue	$9,501	$4,862	$5,134	$5,265	$970	$25,732
Pre-tax income	$1,028	$521	$361	$1,283	$339	$3,532

Pre-tax income margin	10.8%	10.7%	7.0%	24.4%	34.9%	13.7%

Reconciliations to IBM as Reported:

	Three Months Ended		Three Months Ended
(Dollars in millions)	September 30, 2008		September 30, 2007
Revenue:
Total reportable segments	$27,055		$25,732
Eliminations/other	(1,753)		(1,613)
Total IBM Consolidated	$25,302		$24,119

Pre-tax income:
Total reportable segments	$4,072		$3,532
Eliminations/other	(177	)*	(252	)**
Total IBM Consolidated	$3,895		$3,280

*  Includes interest expense associated with the debt to support the company’s accelerated share repurchase, gain from the divestiture of the printing business and the gain from the sale of Lenovo stock.

**  Includes interest expense associated with the debt to support the company’s accelerated share repurchase and gain from the divestiture of the printing business.

SEGMENT INFORMATION - ON CONTINUING OPERATIONS BASIS

(UNAUDITED)

	Global Services
	Global	Global
	Technology	Business	Systems and		Global	Total
(Dollars in millions)	Services	Services	Technology	Software	Financing	Segments
Nine Months Ended September 30, 2008:

External revenue	$29,640	$14,918	$13,862	$15,670	$1,900	$75,990
Internal revenue	1,162	776	633	2,041	1,367	5,980
Total revenue	$30,803	$15,694	$14,495	$17,711	$3,267	$81,970
Pre-tax income	$3,171	$1,940	$829	$4,286	$1,165	$11,391

Revenue year-to-year change	12.6%	12.0%	(5.1)%	14.8%	13.8%	9.4%
Pre-tax income year-to-year change	27.0%	31.4%	5.0%	20.1%	11.6%	21.5%
Pre-tax income margin	10.3%	12.4%	5.7%	24.2%	35.7%	13.9%

Nine Months Ended September 30, 2007:

External revenue	$26,106	$13,108	$14,520	$13,723	$1,834	$69,291
Internal revenue	1,243	906	758	1,704	1,037	5,648
Total revenue	$27,348	$14,014	$15,279	$15,427	$2,871	$74,939
Pre-tax income	$2,497	$1,477	$789	$3,569	$1,045	$9,376

Pre-tax income margin	9.1%	10.5%	5.2%	23.1%	36.4%	12.5%

Reconciliations to IBM as Reported:

	Nine Months Ended		Nine Months Ended
(Dollars in millions)	September 30, 2008		September 30, 2007
Revenue:
Total reportable segments	$81,970		$74,939
Eliminations/other	(5,347)		(5,018)
Total IBM Consolidated	$76,623		$69,920

Pre-tax income:
Total reportable segments	$11,391		$9,376
Eliminations/other	(484	)*	(375	)*
Total IBM Consolidated	$10,907		$9,001

*  Includes interest expense associated with the debt to support the company’s accelerated share repurchase, gain from the divestiture of the printing business and the gain from the sale of Lenovo stock.